Exhibit 30(n)(2)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Pre-Effective Amendment No. 1 to the Registration Statement on Form N-6 (No. 333-257081) (the “Registration Statement”) of our report dated April 29, 2019, relating to the statutory financial statements of Protective Life and Annuity Insurance Company for the year ended December 31, 2018. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Birmingham, Alabama
September 20, 2021